UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2021

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street, New York, NY	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of TheMaven, Inc. (the “Company”) adopted an executive cash bonus plan entitled the Maven Executive Bonus Plan (the “Plan”). A copy of the Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

The Company intends to enter into employment agreements with certain executive officers in connection with the Plan. Only those executive officers that enter into these employment agreements, as well as other executive officers specifically designated by the Company, in its sole discretion, will be eligible to participate in the Plan. These employment agreements will serve to memorialize the target bonus amount for each executive officer under the Plan (the “Target Bonus Amount”). The Company will file a Current Report on Form 8-K relating to these employment agreements as they are finalized.

An eligible executive officer’s actual bonus will be determined by multiplying the executive officer’s Target Bonus Amount by a factor of the Company’s performance relative to its EBITDA target for the applicable fiscal year (each, a “Plan Year”), as adjusted pursuant to the terms of the Plan. Eligible participants will not receive a cash bonus under the Plan should actual EBITDA be less than 75% of the target EBITDA amount. Should actual EBITDA be more than 100% of the target EBITDA amount, eligible participants may receive a cash bonus of up to 200% of their Target Bonus Amount as calculated pursuant to the Plan. The Company reserves the right, in its sole discretion, to apply a positive or negative variance to the actual bonus amount distributed to any executive officer. Additionally, the Company will establish and maintain a bonus pool, which will be based on the aggregate Target Bonus Amounts of all eligible participants and adjusted to account for the Company’s expected cash position and EBITDA with respect to each Plan Year.

Pursuant to the Plan, within 30 days following the close of each calendar quarter of the Plan Year, the Company will pay to each eligible participant a quarterly allocation of the participant’s Target Bonus Amount. These quarterly payments will not exceed 25% of the estimated annual Target Bonus Amount and will offset payment of the final actual cash bonus. A final lump sum payment of the actual cash bonus will be made no later than March 31 following the close of the Plan Year.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Maven Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: January 14, 2021	By:	/s/ Doug Smith
	Name:	Doug Smith
	Title:	Chief Financial Officer